EXHIBIT 99.1

Contact:	Damon Elder
Spotlight Marketing Communications
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American Healthcare Investors Completed Nearly $262 Million in Acquisitions and Developments During 2019 for Griffin-American Healthcare REIT III and Griffin-American Healthcare REIT IV

IRVINE, Calif. (Jan. 29, 2020) — American Healthcare Investors, the co-sponsor of Griffin-American Healthcare REIT III, Inc. and Griffin-American Healthcare REIT IV, Inc., announced today that the company completed the acquisition of four medical office buildings, one integrated senior health campus and one land parcel for an aggregate contract purchase price of approximately $44 million, and completed developments for approximately $15 million during the fourth quarter of 2019 on behalf of the two real estate investment trusts, or the REITs. The firm completed nearly $262 million in aggregate acquisitions and developments based on contract purchase price on behalf of the REITs during the entirety of 2019.

“It was another active year of acquisitions on behalf of Griffin-American Healthcare REIT IV, which acquired an excess of $201 million of aggregate acquisitions, based on contract purchase price, during the year and has established a mature portfolio valued at approximately $1.17 billion,”1 said Stefan Oh, executive vice president of acquisitions for American Healthcare Investors. “For Griffin-American Healthcare REIT III, which owns an expansive international portfolio valued at more than $3.66 billion,2 we were able to identify attractive acquisition opportunities that complement the already impressive group of assets.”

Griffin-American Healthcare REIT III purchased its first property in June 2014 and has since built a diversified international portfolio comprised of 220 healthcare properties and real estate-related investments acquired for $3.06 billion3 and which has an estimated value in excess of $3.66 billion.2 As of Dec. 31, 2019, the company’s portfolio has a weighted average remaining lease term of 7.5 years4 and leased percentage of 91.9 percent.4

Griffin-American Healthcare REIT IV purchased its first property in June 2016 and has since built a diversified portfolio comprised of 87 healthcare properties, including an interest in a joint venture which owns and operates a portfolio of integrated senior health campuses and ancillary businesses, acquired for $1.12 billion,5 and which has an estimated value in excess of $1.17 billion.1 As of Dec. 31, 2019, the company’s portfolio has a weighted average remaining lease term of 8.6 years6 and leased percentage of 95.5 percent.6
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(1)
Based on the gross real estate investments value estimated by an independent third-party valuation firm as of Dec. 31, 2018, including a joint venture interest acquired as of Dec. 31, 2018, and for properties acquired subsequent to Dec. 31, 2018, the aggregate contract purchase price as of Dec. 31, 2019.

(2)
Based on the gross real estate and real estate-related investments value estimated by an independent third-party valuation firm as of June 30, 2019 and for properties acquired and developed subsequent to June 30, 2019, the aggregate contract purchase price as of Dec. 31, 2019.

(3)
Based on aggregate contract purchase price of owned and/or operated real estate and real estate-related investments, including completed development projects and net of dispositions and principal repayments, as of Dec. 31, 2019.

(4)
Excludes the company’s senior housing — RIDEA facilities and integrated senior health campuses. The company’s senior housing — RIDEA facilities and integrated senior health campuses were 84.9 percent and 86.1 percent leased, respectively, for the year ended Dec. 31, 2019 and substantially all of the company’s leases with residents at such properties are for a term of one year or less. The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a “RIDEA” structure.

(5)	Based on aggregate contract purchase price of real estate investments acquired as of Dec. 31, 2019, including an interest in a joint venture.

(6)
Excludes the company’s senior housing — RIDEA facilities. The company’s senior housing — RIDEA facilities were 83.2 percent leased for the year ended Dec. 31, 2019 and substantially all of the company’s leases with residents at such properties are for a term of one year or less.

About American Healthcare Investors, LLC
American Healthcare Investors is an investment management firm that specializes in the acquisition and management of healthcare-related real estate. One of the world’s largest managers of healthcare real estate, the company oversees an approximately 18 million-square-foot portfolio valued at approximately $4.1 billion, based on aggregate purchase price, on behalf of multiple investment programs that include thousands of individual and institutional investors. As of Dec. 31, 2019, this international portfolio includes approximately 307 buildings comprised of medical office buildings, hospitals, senior housing, skilled nursing facilities and integrated senior health campuses located throughout the United States and the United Kingdom. The company and its principals have completed approximately $27 billion in aggregate acquisition and disposition transactions, approximately $17 billion of which have been healthcare-related. American Healthcare Investors is committed to providing investors with access to the potential benefits that healthcare-related real estate ownership can provide. For more information regarding American Healthcare Investors, please visit www.AmericanHealthcareInvestors.com.

About Griffin-American Healthcare REIT III, Inc.
Griffin-American Healthcare REIT III invests in a diversified portfolio of healthcare real estate assets, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. Griffin-American Healthcare REIT III qualified to be taxed as a real estate investment trust, or REIT, for federal income tax purposes beginning with its taxable year ended Dec. 31, 2014 and intends to continue to qualify to be taxed as a REIT. The REIT is co-sponsored by American Healthcare Investors, LLC and Griffin Capital Company. For more information regarding Griffin-American Healthcare REIT III, please visit www.HealthcareREIT3.com.

About Griffin-American Healthcare REIT IV, Inc.
Griffin-American Healthcare REIT IV intends to build a balanced and diversified portfolio of healthcare real estate assets, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. Griffin-American Healthcare REIT IV also seeks to provide: portfolio diversification, preservation of capital, monthly distributions and capital appreciation by increasing the value of its properties for its stockholders. Griffin-American Healthcare REIT IV qualified to be taxed as a REIT for federal income tax purposes beginning with its taxable year ended Dec. 31, 2016, and it intends to continue to qualify to be taxed as a REIT. The REIT is co-sponsored by American Healthcare Investors and Griffin Capital Company. For more information regarding Griffin-American Healthcare REIT IV, please visit www.healthcarereitiv.com.

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This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements with respect to the attractiveness of the new acquisitions to the REITs’ existing portfolios. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the strength and financial condition of the REITs’ real estate investments and their tenants and operators; the uncertainties regarding changes in the healthcare industry; the uncertainties relating to changes in general economic and real estate conditions; the uncertainties relating to the implementation of the real estate investment strategies of the REITs; and other risk factors as detailed from time to time in the REITs’ periodic reports, as filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.